                                                       EXHIBIT 6.10
                          RIVERSIDE ASSET CORP., INC.

                                   LEASE FOR

                                CABLE LINK, INC.

                                   SUITE 201


                               TABLE OF CONTENTS

                                                                PAGE

1.   Parties.......................................................1
2.   Premises......................................................1
3.   Term..........................................................1
4.   Increases for Taxes and Operation Expense.....................1
5.   Purpose.......................................................1
6.   Rent..........................................................1
7.   Completion of Demised Premises................................1
8.   Common Areas and Parking......................................1
9.   Quiet Enjoyment...............................................2
10.  Alterations...................................................2
11.  Assigning - Subletting........................................2
12.  Use...........................................................2
13.  Services Furnished............................................2
14.  Indemnity and Liability.......................................3
15.  Damage to Premises............................................3
16.  Eminent Domain................................................3
17.  Personal Property.............................................3
18.  Waiver of Subrogation.........................................3
19.  Re-Delivery...................................................3
20.  Inspection....................................................3
21.  Utilities.....................................................3
22.  No Waiver.....................................................4
23.  Default.......................................................4
24.  Taxes and Assessments.........................................4
25.  Obligations of Successors.....................................4
26.  Notices.......................................................4
27.  Pronouns......................................................5
28.  Option to Renew...............................................5
29.  Subordination.................................................5
30.  Marginal Notes................................................5
31.  Estoppel Certificates.........................................5
32.  Signature Page................................................6
33.  Acknowledgments...............................................6
34.  Exhibit "A"...................................................7
35.  Exhibit "B"...................................................7

     1. PARTIES: THIS LEASE made this 4th day of November, 1992, by and between Riverside Asset Corp., Inc., an Ohio Corporation, located at 400 Dublin Avenue, Columbus, OH 43215, hereinafter referred to as ("Lessor"); and Cable Link, Inc., an Ohio corporation, hereafter referred to as ("Lessee").

     2. PREMISES: That the Lessor, for and in consideration of the covenants, conditions, agreements and stipulations of the Lessee hereinafter expressed, does hereby demise and lease unto Lessee approximately 45,321 square feet of space which is located in a building of the Lessor, known as Suite 201, 330 West Spring Street, Columbus, Ohio. The floor plan of said demised premises is attached hereto, initialed by the parties and marked Exhibit "B".

     3. TERM: TO HAVE AND TO HOLD the same for the full term of five (5) years, to commence October 1, 1992 and end September 30, 1997, unless sooner terminated as herein provided.

     4. INCREASES FOR TAXES AND OPERATING EXPENSES: The rental to be paid under this lease shall be subject to increases on account of increases in real estate taxes on the real property of which the demised premises are a part. The base real estate taxes shall be those assessed for the first half of 1992, and payable by January 26, 1993 for the land and improvements. The real estate taxes paid thereafter shall be compared semi-annually with the real estate taxes which have been paid for such base period, and any increase in the amount paid over such real estate taxes paid for such base period shall be apportioned in the ratio (31%) of the area then leased by Lessee to the total rentable area in the Building. Lessee's proportionate share of any such increase shall be divided by 6 and, beginning with the rent due in June and December following such semi-annual comparison and for each month thereafter until further adjustments are made as provided in this paragraph, the monthly rental as set forth herein shall be increased accordingly.

     5. PURPOSE: The demised premises are to be used by Lessee for office, manufacturing and warehouse. Said demised premises shall be used for no other purpose without the prior written consent of the Lessor.

     6. RENT: 1. Rents shall be due in full, in advance on the 1st day of each month to Lessor at its offices or such other places as Lessor may from time to time direct in writing, the minimum rentals as follows:

     MONTHLY     DATE           DUE          TOTAL          TOTAL
     PERIOD      START        MONTHLY      DUE YEARLY     DUE 5 YEARS
---------------------------------------------------------------------
      1-60     10-1-1992     $4,888.00     $58,656.00     $293,280.00

     Remodeling of second floor offices will be added to the monthly rent at cost plus 9% interest amortized over balance of lease term. The square footage has been adjusted to reflect the second floor offices.

     The parking lot on the west side of Cozzins St., and the dumpster fee are invoiced separately and are payable upon receipt.

     Upon execution of this lease, Lessee shall pay the first and last months rent.

     7. COMPLETION OF DEMISED PREMISES: Said demised premises are complete except for the second floor offices. Any requirements of Lessee for the demised premises not set forth in said Lease from Lessor to Lessee shall be at the sole cost and expense of Lessee.

     8. COMMON AREAS AND PARKING: The Lessor agrees that the Lessee, and Lessees customers, employees and or visitors, shall have the right throughout the term hereof to use, in common with others entitled to similar use thereof, all of the interior common areas of the building of which the demised premises are a part, including all hallways, stairways, doorways, for ingress and egress to and from the demised premises and the exterior common areas of the total premises including all streets, service drives, sidewalks. Parking will only be permitted in the parking spaces assigned to the Lessor or as indicated in Exhibit B. The parking area will be used by the Lessee for the parking of passenger type motor vehicles and trucks not exceeding 1/2 ton.

     The Lessor shall adequately maintain in good and usable condition throughout the term of this Lease all such common areas and shall keep the parking areas reasonably clear of litter and snow.

                        October 31, 1992    Page 1 of 7

     9. QUIET ENJOYMENT: The Lessor is lawfully seized of and in possession of the demised premises and agrees that the Lessee, upon paying the rent and performing all of the covenants of this Lease, may quietly hold and enjoy the demised premises, free from hindrance or molestation by the Lessor.

     10. ALTERATIONS: The Lessee shall not make any alterations, additions or improvements to the demised premises without the prior written consent of the Lessor and all alterations, additions or improvements made by either of the parties hereto upon the demised premises, except movable equipment put in at the expense of the Lessee, shall be the property of the Lessor, and shall remain upon and be surrendered with the demised premises at the termination of this Lease without molestation or injury. If the Lessee is not in default in performing any of his obligations hereunder, Lessee may remove his movable equipment provided any damage done to the demised premises in the removal of any such equipment or fixtures is promptly repaired.

     No signs will be erected without the Landlords written consent, in order to conform to the uniformity of signage. Signs erected by the Lessee will meet the requirements of all laws, and will be at the expense of the Lessee.

     11. ASSIGNING - SUBLETTING: The Lessee agrees not to assign, mortgage, pledge or encumber this Lease, nor to sublet the whole or any part of the demised premises without the prior written consent of the Lessor, which consent will not be unreasonably withheld. Lessee agrees that under no circumstances shall Lessor's consent be deemed to have been unreasonably withheld should the proposed assignee or sublessee contemplate a use other than hereinabove permitted.

     12. USE: Lessee agrees not to use or occupy or suffer or permit said demised premises or any part thereof to be used in any manner or occupied for any purpose contrary to law or the rules or regulations of any public authority or in any manner so as to increase the cost of insurance to the Lessor over and above the normal cost of such insurance for the type and location of the Building of which the demised premises are a part. Lessor reserves the right to make reasonable rules and regulations as, in the judgment of the Lessor, may from time to time, be needed for safety, care and cleanliness of the total premises and the preservation of good order therein. Such rules and regulations shall be binding upon Lessee as if inserted herein at the time of the execution hereof. Lessee shall not use any sound system in such manner that the sound so reproduced shall be audible beyond the interior of the demised premises. Lessee shall not keep or allow to be kept any security dog or other pet on the premises.

     13. SERVICES FURNISHED: Lessor covenants and agrees to furnish and pay the cost of the following services and repairs, except for such repairs as are required due to the negligent act of the Lessee, its agents, or employees and the rental herein agreed to be paid by Lessee shall include the cost of such services, except as hereinafter stated.

          (a) Janitorial service in common areas
          (b) Such repairs to Building as shall include exterior walls, exterior doors, roofs, windows and common areas, necessary to keep such portions of Building in a safe, clean, neat and attractive condition.
          (c) Repairs to interior walls, floors and ceilings installed by Lessor in premises, however painting of interior walls and cleaning of carpeting in demised premises shall be at the sole cost of Lessee.
          (d) Electricity for common areas.
          (e) Snow removal to the Lessor's best effort.

     Lessee agrees to furnish and pay the cost of the replacement of any light bulbs and or fluorescent lamps used in the demised premises.

     Lessor shall not be liable, directly or indirectly, for any damage caused by the installation, use or interruption of use of water supply, electricity, or of any other utility resulting from any cause. Lessor shall not be liable for injury to person, including death, damage to property or business interruption resulting from steam, gas, electricity, water, sprinklers, sewerage, rain or snow, which may flow or leak from any part of the premises, or from any pipes, appliances or plumbing works, from the street or subsurface, or from any other place, or for interference with light or other improvements, however caused. In the event of any interruption of service on any utility, there shall be no abatement or adjustment of the rents provided in this Lease. Lessee hereby covenants and agrees that nothing contained herein shall be so construed as to allow the use of auxiliary heating and cooling apparatus in the demised premises.

                         October 31, 1992   Page 2 of 7

     14. INDEMNITY AND LIABILITY: The Lessee, during the term hereof, shall indemnify and save harmless the Lessor from and against any and all claims and demands, whether for injuries to persons or loss of life, or damage to property resulting from any act or omission of the Lessee or Lessee's use or non-use of the demised premises. Lessee hereby agrees to pay, discharge by bond or deposit or successfully defend against any and all such claims and demands.

2. The Lessee agrees to place and maintain throughout the term of this Lease, public liability insurance with limits of not less than $1,000,000/$1,000,000 with respect to personal injuries and loss of life, and $100,000 with respect to property damage, all such policies to contain an endorsement insuring the Lessee's contractual liability to the Lessor as set forth in this Article. The Lessee further agrees to deliver to the Lessor a Certificate of the insuring company certifying that such insurance is in full force and effective.

     15. DAMAGE TO PREMISES: If the demised premises are destroyed by fire or other casualty, or damaged thereby to the extent that Lessee is deprived of occupancy of 75% of the demised premises for more than thirty (30) days, this Lease shall be canceled as of the date of such damage or destruction.

     If the demised premises are partially destroyed or injured, whereby the Lessee is not deprived of 75% of the demised premises for more than thirty (30) days, the Lessor will proceed with due diligence to repair the same to the condition as existed before such damage or injury and a proportionate allowance shall be made from the rent during the period required for such repairs, in the proportion which the number of square feet of which the Lessee is deprived by such damage and the making of such repairs, bears to the total square feet in the demised premises.

     16. EMINENT DOMAIN: If all or any part of the demised premises are taken under the power of eminent domain by any public authority, this Lease shall terminate and expire as of the date of such taking. If part of the total premises is taken under such power of eminent domain by any public authority and such taking does not involve the demised premises, this Lease shall not be canceled thereby.

     In no event shall the Lessee be entitled to any part of any award for such appropriation or taking. However, the Lessee's right to receive compensation or damages for his fixtures or personal property shall not be affected in any manner hereby.

     17. PERSONAL PROPERTY: All of Lessee's personal property of every kind of description which may at any time be in or on the premises shall be at Lessee's sole risk, or at the risk of those claiming under Lessee.

     Lessor shall not be liable for any damage to any such property or for the business interruption of Lessee, or those claiming under Lessee, regardless of cause and Lessee hereby releases Lessor from all such liability. Lessee shall obtain the necessary endorsements from his insurance carriers to effectuate the agreement set forth herein.

     18. WAIVER OF SUBROGATION: Lessee shall not be liable for any loss or damage to the demised premises, or to the building in which said premises are located, caused by fire or extended coverage hazards; provided, however, that such loss or damage is covered by insurance and provided this waiver by Lessor does not invalidate any such insurance policy.

     19. RE-DELIVERY: The Lessee agrees to deliver to the Lessor physical possession of the demised premises upon the termination or expiration of the term hereof, in good condition, ordinary wear and tear excepted, and to deliver all of the keys to the Lessor or Lessor's agent. No tenancy of any duration shall be created by holding over beyond the end of the term.

     20. INSPECTION: Lessor shall have the right to enter the demised premises during the last six (6) months of the term at times which do not interfere with Lessee's business, for the purpose of exhibiting same to prospective tenants and also to have free access to the demised premises to inspect or examine the demised premises at any reasonable time and to have access to and to make such repairs to the Building of which the demised premises are a part, that the Lessor may deem desirable or necessary for its safety or preservation.

     21.  UTILITIES:
          The Lessee shall contract direct with the Utility Co. for electricity for the demised premises. The Lessor will

                         October 31, 1992   Page 3 of 7
meter gas used or consumed by the Lessee, and will invoice such usage monthly. Invoices for gas will be paid within 10 days after receipt. At Lessor's option, the water used or consumed may be metered to the Lessee, and invoiced monthly.

     22. NO WAIVER: No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the non-observance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by the Lessor at any time when the Lessee is in default under any covenant or condition hereof, be construed as a waiver of such default.

     23. DEFAULT: If the Lessee defaults in the performance of any of the covenants, terms, conditions or provisions of this Lease, and after written notice from the Lessor, Lessee fails to cure such default within fifteen (15) days after receipt of such notice, then the Lessor may, at its option (but shall not be required to do so), perform the same for the account of Lessee and any amount paid or expenses incurred by the Lessor in the performance thereof, together with interest at ten percent (10%) per annum, shall be deemed additional rent and payable when the next installment of rent shall become due.

     If any installment of rent or additional rent (including the additional rent stipulated herein) shall be in arrears and unpaid for a period of fifteen
(15) days after becoming due (and without any demands being made therefor) or if the Lessee defaults in the performance of any of the other covenants, terms, conditions or provisions of this Lease, or if Lessee shall abandon or vacate the demised premises, or shall make an assignment for the benefit of creditors, or if the interest of the Lessee in the demised premises shall be sold under execution or other process of law, or if the Lessee shall be adjudged a bankrupt or if a receiver or trustee shall be appointed for the Lessee by any court and, after written notice from the Lessor, Lessee fails to cure such default or condition within fifteen (15) days after receipt of such notice, Lessor may, at its option, declare this Lease forfeited and or the Lessor may, at its option, lawfully re-enter the demised premises without any demand for possession thereof, and recover possession of the demised premises and the improvements thereon, expel the Lessee and those holding under the Lessee and no allowance shall be paid to the Lessee for any improvements made upon the demised premises by the Lessee. Such re-entry shall not constitute trespass and shall not prejudice any other remedies which might otherwise be provided by law for breach of covenant, and upon entry, the rights of the Lessee under this Lease shall terminate and the Lessee agrees that in the event of such termination, Lessee will indemnify the Lessor against all unavoidable loss of rent and expense of reletting, which the Lessor may incur by reason of such termination, for the remainder of the unexpired term of this Lease. Such rights shall be in addition to any other rights or remedies of the Lessor, provided in law or equity. If any payment of rent due is not made by the 5th day of the month due, a late charge of $10.00 per day that each rental payment is paid after the due date will be assessed, and is due with such delinquent rental payment.

     24. TAXES AND ASSESSMENTS: Lessor shall pay all real estate taxes and assessments, both general and special, that are now or hereinafter levied, assessed, charged or imposed upon total premises described herein, and the improvement or any of them which may exist or may hereafter be placed thereon, subject to the provisions in Paragraph 4.

     25. OBLIGATIONS OF SUCCESSORS: Lessor and Lessee agree that all the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their heirs or their successors and assigns. Each of the individuals listed herein collectively as Lessee shall be jointly and severally obligated hereunder.

     26. NOTICES: Wherever in this Lease, it shall be required or permitted that notice or demand shall be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing, and forwarded by certified or registered mail (return receipt requested) or by delivery to the premises, at the address first herein above specified from time to time in writing and mailed in like manner by either party to the other.

     Such addresses may be changed from time to time by either party by service of notices as above provided.

     27. PRONOUNS: Personal pronouns shall include male and female, singular and plural, corporations, partnerships or individuals, as may fit the particular parties and the context. This Lease contains the entire agreement of the parties, and no representations, inducements, promises or agreements, oral or otherwise not embodied herein, shall be of any force or effect.

                         October 31, 1992   Page 4 of 7

     28. OPTION TO RENEW: If Lessee shall not be in default of any of the terms of this Lease, the Lessor agrees that Lessee shall have and is hereby granted an option to extend the term of this Lease for one (1) three (3) year period. The rental shall be $1.80 per square foot yearly, for space occupied at the end of the current lease term. All the other terms, conditions, covenants and provisions set forth herein, will apply to this option. This option may be exercised by the Lessee by written notice no less than one-hundred and twenty days (120) prior to the expiration of the initial term of this Lease. Said written notice shall be as provided in Paragraph 26 hereof.

     29. SUBORDINATION: Lessee shall, upon the request of the Lessor in writing, subordinate this Lease and the lien hereof by executing promptly, without cost, any instruments which may be necessary or desirable to evidence such subordination, to the lien of any present or future mortgage or mortgages upon the Demised Premises or any property of which the Demised Premises are a part, irrespective of the time of execution or the time of recording of any such mortgage or mortgages, provided that the holder of any such mortgage shall enter into a written agreement with Lessee to the effect that in the event of foreclosure or other action taken under the mortgage by the holder thereof of this Lease, the rights of Lessee hereunder shall not be disturbed but shall continue in full force and effect so long as Lessee shall not be in default hereunder. The word "mortgage" as used herein includes mortgages, other similar instruments and modifications, extensions, renewals and replacements thereof, and any and all advances thereunder.

     30. MARGINAL NOTES: The marginal notes used as headings for the various articles of this Lease are used only as a matter of convenience for reference, and are not to be construed as part of this Lease or to be used in determining the intent of the parties to this Lease.

     31. ESTOPPEL CERTIFICATES: The Lessee agrees, at any time and from time to time, to execute, acknowledge and deliver to Lessor a statement in writing certifying, if such be the case, that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease, as modified, is in full force and effect), and that there are no defenses or offsets thereto then accrued, and the dates to which the rent or other charges have been paid; it being intended that any such statement may be relied upon by any prospective purchaser of, or any prospective holder of a mortgage upon the fee of the Demise Premises, or by any other properly interested party.

     32. ENVIRONMENTAL: Lessee shall comply with any and all existing or future rules, laws, ordinances and regulations concerning environmental matters relating to the use and occupancy of the Demised Premises. In the event an environment complaint or violation is brought against the Lessee or the Demised Premises, Lessee shall immediately notify the Lessor in writing and shall immediately address said complaint, notification or other correspondence to the satisfaction of the Lessor and party issuing such notice.

               Lessee shall not handle, store, manufacture or discharge any hazardous substances in or about the Demised Premises. Lessee shall not install any underground fuel storage tanks in and about the Demised Premises.

                    In the event an environmental condition arises in or about the Demised Premises which is directly attributable to Lessee's operations, use or occupancy or related to any of its supplier's, invitees, employees or agents' operations, use or occupancy of the Demised Premises, then in such event, Lessee shall be responsible at its sole cost for any remediation, clean-up, testing, and legal defense required to rectify said condition.


                        October 31, 1992    Page 5 of 7

IN WITNESS WHEREOF, The Lessor and Lessee have caused this Lease to be signed as of the day and year first above written.

Signed in the presence of:

                         LESSOR:
                                             Riverside Asset Corp.

/s/ XXXX                                     By: /s/ M.A. Katz
----------------------------------           ----------------------------------
                                             M.A. KATZ, President
/s/ XXXX
----------------------------------

                         LESSEE:
                                             Cable Link, Inc.

/s/ XXXX                                     By: /s/ Jack Davis
----------------------------------           ----------------------------------
                                             Jack Davis, President
/s/ XXXX
----------------------------------


                                ACKNOWLEDGEMENTS


STATE OF OHIO)
     )SS:
COUNTY OF FRANKLIN)

BEFORE ME, a Notary Public, in and for said County, personally appeared Riverside Asset Corp., an Ohio corporation, its President, Marvin Katz, Lessor, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Columbus,
Ohio this   4    day of    November    , 1992.
          ------        ---------------

                                             /s/ Elizabeth A. Martin
                                             ----------------------------------

                                             Notary Public - State of Ohio
                                             My commission expires

                                                    ELIZABETH A. MARTIN
                                               NOTARY PUBLIC - STATE OF OHIO
                                             MY COMMISSION EXPIRES AUG. 9, 1995

STATE OF OHIO)
     )SS:
COUNTY OF FRANKLIN)

BEFORE ME, a Notary Public, in and for said County, personally appeared the above named Cable Link, Inc., an Ohio corporation, its President, Jack Davis, Lessee, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Columbus,
Ohio this   4    day of    November    , 1992.
          ------        ---------------

                                             /s/ Elizabeth A. Martin
                                             ----------------------------------

                                             Notary Public - State of Ohio
                                             My Commission Expires On

                                                    ELIZABETH A. MARTIN
                                               NOTARY PUBLIC - STATE OF OHIO
                                             MY COMMISSION EXPIRES AUG. 9, 1995


                        October 31, 1992     Page 6 of 7

                                   EXHIBIT A


     Lessor will remodel the second floor offices to the plan agreed on by the Lessor and Lessee. The Lessee will perform all of the electrical work at the Lessee's expense, with the ceiling light fixtures (as per the sample) furnished at no cost by the Lessor. The balance of the remodeling, including walls, carpet, blinds, and painting will be done by the Lessor, with the amount to be agreed upon by the Lessor and Lessee, prior to the start of remodeling. The cost of such remodeling will be added to the rent and amortized over the term of the Lease at 9% interest. The Lessor will install at the Lessor's expense, a glass entrance feature at the office entrance; HVAC (possibly using the existing 1st floor units); remodel the first floor entrance; cosmetically treat the staircase to the demised area; install a 100 amp electric panel (larger if required) in the demised area; remodel the existing toilet and add a ladies restroom in the existing laundry room. When financing is available, a new elevator will be installed at no cost to the Lessee.


                                   EXHIBIT B

                            [FLOOR PLAN OF BUILDING]



                        October 31, 1992     Page 7 of 7

                 LEASE MODIFICATION AGREEMENT NO. 5 - SUITE 201

     THIS LEASE MODIFICATION AGREEMENT ("Agreement") is made this 21st day of October, 1995 by and between Cable Link, Inc., an Ohio Corporation, with a mailing address of Suite 201, 280 Cozzins St., Columbus, OH 43215, ("Lessee") and Riverside Asset Corp., Inc., an Ohio Corporation, with a mailing address at Suite 100, 330 West Spring Street, Columbus, OH 43215 ("Lessor").


                             BACKGROUND INFORMATION

     A. On or about November 4th, 1992, Lessor, as lessor, and Lessee, as lessee, entered into a lease agreement, with respect to approximately 45,321 square feet of space located at 330 W. Spring Street, Columbus, Ohio 43215 ("Lease"), a Lease Modification Agreement No. 1 on May 15, 1993, and a Lease Modification Agreement No. 2 on September 7, 1993, and a Lease Modification No. 3 on May 31, 1994, and a Lease Modification No. 4 on December 9, 1994.

     B. The parties desire to further modify the terms of this Lease in accordance with the terms of this agreement.


                             STATEMENT OF AGREEMENT

     For and in consideration of the mutual promises and conditions contained herein, the parties acknowledge the accuracy of the foregoing Background Information and agree as follows:

     1. The Lessee will expand into Suite 119 (Ship/Rec), 2,924 SF at a rental rate of $550.00 monthly or $6,600.00 yearly.

     2. The Lessee will vacate Suite 109, a caged area of 2,000 square feet, located at the dock area, reducing the rental rate $417.00 monthly or $5,004.00 yearly.

     3. The Lessee will expand into Suite 104 (Office), 2,740 SF at the rental rates in Paragraph 4.

     4.   The new rental rates commencing on the following dates will be:

          NOVEMBER 1, 1995 ($8,229.00 + $550.00 - $417.00 + (2,740 SF @
          $4.00=) $913.00) $9,275.00 MONTHLY, $111,300.00 Yearly.

          NOVEMBER 1, 1996 ($8,229.00 + $550.00 - $417.00 + (2,740 SF @
          $5.00=) $1,142.00) $9,504.00 MONTHLY, $114,048.00 Yearly.

          NOVEMBER 1, 1997 ($8,229.00 + $550.00 - $417.00 + (2,740 SF @
          $6.00=) $1,370.00) $9,732.00 MONTHLY, $116,784.00 Yearly.

          (These rental rates do not include the $112.50 for parking or the use of dumpsters.)

                 ORIGINAL LEASE  MODIFICATION 1    MOD. 3    MOD. 4    MOD. 4    MOD. 5    MOD. 5    MOD. 5  TOTAL SF
Square footage - 45,321 SF   +   1,400 SF    +     2,000  +  6,000  +  1,698  +  2,924  +  2,740  -  2,000 = 60,083 SF

     5.   The Term of this Lease is extended to terminate on October 31, 1998.

     6. The Option to Renew - Article 28 of the Lease dated November 4, 1992 is replaced in its entirety with the following:


                            (Continued on Next Page)


                  October 24, 1995    Page 1 of 3 - Suite 201

     If Lessee shall not be in default of any of the Terms of this Lease, the Lessee shall have the option to extend the Term of this Lease for two (2) additional periods. Each period will be three (3) years. The rental rate for the first option period shall be determined by adjusting the rental paid at October, 1998 by the percentage change in the "Consumer Price Index -- All Items for All Urban Consumers" (North Central Region)(1982-84=100), published monthly in the Monthly Labor Review by the U.S. Department of Labor (the "CPI") from November 1, 1995 to October 31, 1998 and such adjusted rental (if applicable) shall continue in effect during this option period. The rental rate for the second option period shall be determined by adjusting the rental paid at October, 2001 by the percentage change in the "Consumer Price Index -- All Items for All Urban Consumers" (North Central Region) (1982-84=100), published monthly in the Monthly Labor Review by the U.S. Department of Labor (the "CPI") from November 1, 1998 to October 31, 2001 and such adjusted rental (if applicable) shall continue in effect during this option period. These options may be exercised by the Lessee by giving written notice to the Lessor no later than one-hundred eighty days (180) days prior to the respective expiration dates of October 31, 1998 and October 31, 2001. Said written notice shall be as provided in Paragraph 26 of the Lease.

     7. After November 1, 1999, the Lessee may terminate this Lease by giving the Lessor one-hundred eighty days (180) days written notice of termination. Said written notice shall be as provided in Paragraph 26 of the Lease.

     8. Three (3) additional parking spaces will be provided: one (1) in the main lot, one (1) in the Cozzins Street West Lot and one (1) under shelter. The HVAC unit in Suite 104 will be capable of maintaining 70 degrees. If not directly metered by the respective Utility suppliers, utilities for Suite 104 may be sub-metered by the Lessor and invoiced to Lessee monthly, payable within ten (10) days of receipt of invoice.

     9. Article 2 of the Lease is amended as to the Lessee's share of any real estate tax increase. 60,083 SF divided by the rentable square foot of the building (153,796) is thirty-nine percent (39%).

     10. Except as modified by this Agreement, all terms, provisions and conditions of the Lease shall remain in full force and effect. The parties have executed the Agreement as of the day and year indicated above.

IN WITNESS WHEREOF, The Lessor and Lessee have caused this Lease Extension Agreement No. 5 to be signed as of the day and year first above written.


                                        LESSOR:

/s/ Jacqueline S. Bates                 RIVERSIDE ASSET CORP., INC.
------------------------------------
                                        By: /s/ Marvin A. Katz
                                        ------------------------------------
/s/ Jane F. Nebel                       Marvin A. Katz, President
------------------------------------

                                        LESSEE:

/s/ XXXX                                CABLE LINK, INC.
------------------------------------
                                        By: /s/ Anthony M. Matteo
/s/ Shirley Johnson                     ------------------------------------
------------------------------------    Anthony M. Matteo, Vice Chairman of
                                                           the Board



                  October 24, 1995    Page 2 of 3 - Suite 201

                                ACKNOWLEDGEMENTS


STATE OF OHIO)
      )SS:
COUNTY OF FRANKLIN)

BEFORE ME, a Notary Public, in and for said County, personally appeared Riverside Asset Corp., Inc., an Ohio Corporation, Lessor, by its President, Marvin A. Katz, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Columbus, Ohio this 26 day of October, 1995.


                                        /s/ Jane F. Nebel
                                        ------------------------------------
[NOTARY SEAL]                           Notary Public - State of Ohio
                                        My commission expires September 15, 1997


STATE OF OHIO)
      )SS:
COUNTY OF FRANKLIN)

BEFORE ME, a Notary Public, in and for said County, personally appeared Cable Link, Inc., an Ohio Corporation, Lessee, by its Vice Chairman of the Board, Anthony M. Matteo, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Columbus, Ohio this 26 day of October, 1995.


                                        /s/ Shirley Johnson
                                        ------------------------------------
[NOTARY SEAL]                           Notary Public - State of Ohio
                                        My commission expires Oct. 28, 1999




                  October 24, 1995    Page 3 of 3 - Suite 201